UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 20, 2015

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

50 Rio Robles, San Jose, CA 95134

(Address of principal executive offices) (Zip Code)

(408) 467-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 20, 2015, Immersion Corporation combined its Content & Media Business and OEM Sales Organization within Immersion reporting to Mr. Mahesh Sundaram, Vice President, Worldwide Sales and Customer Support. In connection with the reorganization, Mr. Jason E. Patton will work in his new capacity on new initiatives.

(e)

Separation Agreement with Mr. Patton

Immersion and Mr. Patton are parties to a Retention and Ownership Change Event Agreement dated January 17, 2014 (the “Retention Agreement”). Immersion and Mr. Patton agreed that this change of employment shall be treated as a termination without “Cause” under the Retention Agreement. Under the Retention Agreement, Mr. Patton would be entitled to receive a severance payment in the amount of 6 months of salary and payment of COBRA premiums for 6 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: November 27, 2015	By:	/s/ Amie Peters
Name: Amie Peters
Title: General Counsel